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                                                    EXHIBIT 8.1


                          [MAYER, BROWN & PLATT LETTERHEAD]

                                   October 30, 1996


Norwest Auto Receivables Corporation
100 West Commons Boulevard
Suite 212
New Castle, Delaware  19720

         RE:  NORWEST AUTO TRUSTS
              NORWEST AUTO RECEIVABLES CORPORATION
              AMENDMENT NO. 3 TO REGISTRATION STATEMENT ON FORM S-3 (No.
              333-7961)

Ladies and Gentlemen:

    We have acted as special tax counsel for Norwest Bank Minnesota, N.A., a national banking association and Norwest Auto Receivables Corporation (the "Seller"), in connection with the above-referenced Registration Statement (together with the exhibits and any amendments thereto, the "Registration Statement"), filed by the Seller with the Securities and Exchange Commission in connection with the registration by the Seller of Asset Backed Notes (the "Notes") and Asset Backed Certificates (the "Certificates") to be sold from time to time in one or more series in amounts to be determined at the time of sale and to be set forth in one or more Supplements (each, a "Prospectus Supplement") to the Prospectus (the "Prospectus") included in the Registration Statement.

    We are familiar with the proceedings to date in connection with the proposed issuance and sale of the Notes and Certificates and in order to express our opinion hereinafter stated, (a) we have examined copies of the forms of the Pooling and Servicing Agreement, Trust Agreement, Sale and Servicing Agreement, Indenture, Notes, Certificates and Certificate of Trust to be filed pursuant to the Delaware Business Trust Act filed as exhibits to the Registration Statement (collectively the "Operative Documents") and (b) we have examined such other records and documents and such matters of law, and we have satisfied ourselves as to such matters of fact, as we have considered relevant for purposes of this opinion.

    The opinion set forth in this letter is based upon the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated and proposed thereunder, current positions of the Internal Revenue Service (the "IRS") contained in published Revenue Rulings and Revenue Procedures, current administrative positions of the IRS and existing judicial decisions. No tax rulings will be sought from the IRS with respect to any of the matters discussed herein.

    Based on the foregoing and assuming that the Operative Documents are executed and delivered in substantially the form we have examined, we hereby confirm our opinion with

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respect to the Federal income tax characterization of the Certificates and the
Notes and the Federal income tax treatment of the issuance of such Certificates and Notes set forth under the caption "Federal Income Tax Consequences" subject to the limitations expressed therein. Moreover, we are of the opinion that the statements set forth in the Prospectus under the headings "Prospectus Summary -- Tax Status," "Prospectus Summary -- ERISA Considerations," "Federal Income Tax Consequences" and "ERISA Considerations" and in the Prospectus Supplements under the headings "Summary of Terms -- Tax Status," "Summary of Terms -- ERISA Considerations," "Federal Income Tax Consequences" and "ERISA Considerations" are a fair and accurate summary of the material federal tax consequences of the issuance and holding of the Notes and the Certificates. There can be no assurance, however, that the tax conclusions presented therein will not be successfully challenged by the IRS, or significantly altered by new legislation, changes in IRS positions or judicial decisions, any of which challenges or alterations may be applied retroactively with respect to completed transactions.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus and Prospectus Supplement under the caption "Federal Income Tax Consequences" and "Legal Opinions". In giving such consent, we do not admit that we are "experts" within the meaning of the term used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                             Very truly yours,

                             /s/ Mayer, Brown & Platt

                             MAYER, BROWN & PLATT